                                                              Exhibit 1.A.(5)(b)
                                                                      3E-5ACC-02


                       ACCELERATION OF DEATH BENEFIT RIDER
                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS           "Eligible Proceeds" are the Policy Proceeds as defined in
                      your Policy plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death Benefit.

                      "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                      We will compute the Accelerated Death Benefit based on the following:

                      1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                      2.   Reduced life expectancy;

                      3.   An Interest Rate no greater than the greater of:

                           a.  The current yield on 90 day treasury bills; and

                           b. The current maximum statutory adjustable policy loan interest rate; and

                      4.   A processing charge not to exceed $150.

                      This method of computation has been filed with the insurance supervisory official of the state that governs your Policy. We may change the assumptions we use from time to time.

                      "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF             You may choose to accelerate all or part of the Eligible
ACCELERATED DEATH     Proceeds to your Accelerated Death Benefit subject to the
BENEFIT               following conditions:


                      1.   You must apply at least $20,000.

                      2.   You cannot apply more than the greater of:

                           a.  $250,000; and

                           b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                      3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least $50,000.

CONDITIONS            Your right to the Accelerated Death Benefit under this
                      Rider is subject to the following:

                      1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                      2. You must make a written request for payment in a form acceptable to us.

                      3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                      4. Any assignee must give written consent for payment in a form acceptable to us.

                      5.   We may require the Policy for endorsement.

                      6. You may request only one Accelerated Death Benefit under this Rider.

                      7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible Proceeds.

                      8.   Your Policy is not eligible for this benefit if:

                           a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                           b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF            Unless otherwise requested, we may pay the Accelerated
ACCELERATED DEATH     Death Benefit in one sum or by placing the amount in an
BENEFIT               account that earns interest. You will have immediate
                      access to all or any part of the account.

EFFECT OF BENEFIT     If you apply all of the Eligible Proceeds to your
ACCELERATION ON       Accelerated Death Benefit, all policy benefits based on
POLICY AND RIDERS     the Insured's life, except for any benefit for accidental
                      death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

                      All policy values and the Death Benefit on the remaining Policy, if any, will be reduced in the same proportion as the amount of Eligible Proceeds was applied to the Accelerated Death Benefit. Upon acceleration, future premiums and policy charges will be based on the reduced Death Benefit of the Policy. Insurance not included in the Eligible Proceeds will not be affected.

INCONTESTABILITY      This Rider will not be contestable after it has been in
                      force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE EXCLUSION     This Rider does not apply if the Insured's terminal
                      illness is the result of an attempt to commit suicide, while sane or insane, within two years from the Issue Date of the Rider.

TERMINATION           This Rider will terminate at the earliest of:

                      1.   When an Accelerated Death Benefit is paid;

                      2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                      3. When the Policy to which this Rider is attached terminates; and

                      4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


_____________
Issue Date

                                                                       3E-5TT-02

                         TEMPORARY TERM INSURANCE RIDER
                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


TERM INSURANCE        We agree that the Policy and its Riders will be in force
BENEFIT               as temporary term insurance from the Issue Date to the
                      Policy Date. During that period the amounts of insurance under the Policy and its Riders will be the same as the amounts on the Policy Date.

                      During the temporary term insurance period the Policy will have no cash or loan value.

                      This Rider is made a part of the Policy to which it is attached if the Rider is listed on the Policy Specifications page.

                      The premium for this Rider is due on the Issue Date in the amount shown on the Policy Specifications page.

                                                                       3E-5TC-02

                        SUPPLEMENTAL COVERAGE TERM RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT           The Face Amount of this Rider is shown on the Policy
                      Specifications page.

LIFE INSURANCE        This Rider provides non-convertible term life insurance on
BENEFIT               the life of the Insured shown on the Policy Specifications page. We will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                      The Death Benefit provision in the Policy is modified so that where it states "Face Amount" it means the Policy's Face Amount plus this Rider's Face Amount.

MONTHLY COST OF       The Monthly Cost of Insurance for the following month is
INSURANCE             charged as part of the Monthly Deduction. The Monthly Cost of Insurance is equal to the Net Amount at Risk for the Face Amount of the Rider times the Monthly Cost of Insurance Rate for the Rider.

                      The Net Amount at Risk for the Face Amount of this Rider is equal to:

                      1. The Face Amount of this Rider divided by the Monthly Discount Factor shown on the Policy Specifications page; less

                      2. Any Cash Value (before the deduction of the Monthly Cost of Insurance for the base Policy) attributable to the Face Amount of the Rider.

                      The Cash Value will be attributable to coverages in the following order:

                      1. To the coverage provided by the initial Face Amount plus any increase in Face Amount due to a Death Benefit Option change plus all Adjustable Benefit Term Rider Face Amount increases; then

                      2.   To the Face Amount of this Rider; and then

                      3. To any increase in Face Amount in the order they were effective.

MONTHLY COST OF       The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES       based on the Insured's Attained Age, Risk Classification,
                      sex and completed policy years from the Issue Date.
                      Monthly Cost of Insurance Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum
                      Monthly Cost of Insurance Rates for the Supplemental
                      Coverage Term Rider.

DECREASES IN RIDER    After the first policy anniversary, the Face Amount of
FACE AMOUNT           this Rider may be decreased by sending us a written
                      request.

                      Any requested decrease in the Rider's Face Amount will be subject to the following conditions:

                      1. The decrease will become effective on the monthly anniversary on or following our receipt of the request at our Home Office or any other office designated by us; and

                      2. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                      If you request a change in Death Benefit Option, this Rider's Face Amount may be decreased. (See the Change in Death Benefit Option provision in your Policy.)

                      If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

TERMINATION           This Rider will terminate on the first of the following
                      events to occur:

                      1.   The lapse of the Policy;

                      2.   The surrender of the Policy;

                      3.   The Insured's date of death;

                      4. A decrease in Face Amount that causes this Rider's Face Amount to go to zero;

                      5. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement; and

                      6.   Attained Age 100 of the Insured.

The Issue Date and effective date of this Rider and the Policy are the same.

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: SUPPLEMENTAL COVERAGE TERM RIDER
RIDER ISSUE DATE: JANUARY 1, 2002
POLICY NUMBER: 16,000,001

       ATTAINED                             ATTAINED
          AGE             RATE                AGE                 RATE
          35             0.2192                71                4.9242
          36             0.2342                72                5.3608
          37             0.2533                73                5.8525
          38             0.2750                74                6.3883
          39             0.3000                75                6.9808
          40             0.3283                76                7.5917
          41             0.3617                77                8.2100
          42             0.3958                78                8.8258
          43             0.4350                79                9.4575
          44             0.4758                80               10.1325
          45             0.5225                81               10.8675
          46             0.5692                82               11.6833
          47             0.6200                83               12.5858
          48             0.6733                84               13.5408
          49             0.7333                85               14.5167
          50             0.7967                86               15.4817
          51             0.8700                87               16.4217
          52             0.9517                88               17.4475
          53             1.0450                89               18.4600
          54             1.1500                90               19.4742
          55             1.2617                91               20.5100
          56             1.3825                92               21.6108
          57             1.5075                93               23.0250
          58             1.6408                94               24.8458
          59             1.7792                95               27.4967
          60             1.9325                96               32.0458
          61             2.1050                97               40.0167
          62             2.2992                98               54.8317
          63             2.5192                99               83.3333
          64             2.7617
          65             3.0242
          66             3.2975
          67             3.5842
          68             3.8792
          69             4.1933
          70             4.5400

THESE RATES ARE FOR THIS RIDER AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                       3E-5GI-02

               OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. If this Rider is listed on the Policy Specifications page it is a part of the Policy. A copy of the application for this Rider is attached to and made a part of the Rider.

PURCHASE OF           Additional life insurance can be purchased on each
ADDITIONAL LIFE       Purchase Option Date shown on the Options to Purchase
INSURANCE             Additional Life Insurance Rider Schedule. The additional
                      insurance can be: an increase in Face Amount for the Policy; or a new policy. (See the Increase in Face Amount and The New Policy provisions below.) Application for the additional insurance must be in writing, signed by the Owner and by the Insured and received at our Home Office or any other office designated by us within 60 days of the Purchase Option Date.

MAXIMUM OPTION        The Maximum Option Amount is the maximum amount of
AMOUNT                additional life insurance that can be purchased on each
                      Purchase Option Date subject to the Maximum Total Option
                      Amount below. The Maximum Option Amount is shown on the Options to Purchase Additional Life Insurance Rider
                      Schedule. You may purchase less than the Maximum Option
                      Amount on any Purchase Option Date. Any portion of the Maximum Option Amount not purchased within 60 days of a Purchase Option Date will be forfeited.

MAXIMUM TOTAL         The Maximum Total Option Amount is the lesser of:
OPTION AMOUNT

                      1. The number of Purchase Option Dates shown on the Options to Purchase Additional Life Insurance Rider Schedule times the Maximum Option Amount shown on the Options to Purchase Additional Life Insurance Rider Schedule; and

                      2.   $1,000,000.

PURCHASE OPTION       The Purchase Option Dates are shown on the Options to
DATES                 Purchase Additional Life Insurance Rider Schedule.

ADVANCEMENT OF        After the second rider year, at your election, the next
PURCHASE OPTION       available Purchase Option Date can be advanced to the date
DATES                 on which any of the following events occurs:

                      1.   A child is born to the Insured; or

                      2.   A child under 21 is legally adopted by the Insured;
                           or

                      3. A home or other real estate is purchased by the Insured; or

                      4.   The Insured marries; or

                      5.   The Insured divorces; or

                      6.   The Insured's Spouse dies.

                      Proof, satisfactory to us, of the event may be required prior to advancement.

INCREASE IN FACE      The increase will take effect on the Purchase Option Date
AMOUNT                subject to the Change in Face Amount provision in your
                      Policy, except that proof of
                      insurability will not be required and the increase will not be subject to the Maximum Face Amount Increase
                      Administration Charge. The underwriting class for the increase in Face Amount will be based on the Underwriting
                      Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance Rider Schedule.

                      The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

THE NEW POLICY        The new policy will be issued:

                      1.   With the same Insured as this Rider;

                      2. With the same underwriting class as the Underwriting Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance Rider Schedule for this Rider or the class we determine is the closest to it if that class is not offered on the new policy;

                      3. Subject to any assignments and limitations to which this Rider is subject;

                      4.   By us or by an affiliate designated by us;

                      5.   On a plan agreed to by the issuing company;

                      6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                      7. On a policy form and at premium rates in use by the issuing company on the Policy Date of the new policy; and

                      8. With a Policy Date and Issue Date the same as the Purchase Option Date.

                      The new policy will take effect on the Purchase Option
                      Date:

                      1.   During the life of the Insured; and

                      2.   Not later than 60 days after the Purchase Option
                           Date.

                      The Contestable and Suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST OF       The Monthly Cost of Rider for the following month is
RIDER                 charged as part of the Monthly Deduction. The Monthly Cost of Rider is the Guaranteed Monthly Cost of Rider Charge shown on the Options to Purchase Additional Life Insurance
                      Rider Schedule.

TERMINATION           This Rider will terminate upon the earliest of:

                      1.   Termination of the Policy other than by death;

                      2.   Upon death of the Insured;

                      3. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

                      4.   60 days after the final Purchase Option Date; and

                      5. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same.

                 OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE

                                 RIDER SCHEDULE


INSURED NAME:                                                         [JOHN DOE]

ISSUE DATE:                                                   [NOVEMBER 1, 2001]

AGE:                                                                        [35]

MAXIMUM OPTION AMOUNT:                                                 [$50,000]

POLICY NUMBER:                                                      [16,000,001]

UNDERWRITING CLASS BASIS FOR PURCHASE OPTIONS:                 [SMOKER STANDARD]

GUARANTEED MONTHLY COST OF RIDER CHARGE:                                 [$5.20]

PURCHASE OPTION DATES:                                              [11/01/2006]
                                                                    [11/01/2011]
                                                                    [11/01/2016]

                                                                      3E-5WMD-02

                        WAIVER OF MONTHLY DEDUCTION RIDER
                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF MONTHLY     We will waive the Monthly Deductions for this Policy if:
DEDUCTION BENEFIT

                      1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                      2. The Insured becomes disabled after age 5 and before age 65;

                      3. Disability has continued without interruption for at least six months; and

                      4.   This Rider is in force.

                      Monthly Deductions for this Policy will be waived as follows:

                      Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                      Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. we will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF AGE     "Age 5," "Age 60," and "Age 65" begin on the policy
5, AGE 60, AND AGE    anniversary nearest the Insured's 5th, 60th, and 65th
65                    birthdays, respectively.

INCREASE IN WAIVER    Coverage under this Rider can be increased, subject to our
COVERAGE              underwriting rules, if the Face Amount of the Policy is
                      increased and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                      1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                      2.   Our limits for Waiver of Monthly Deduction benefits;
                           and

                      3.   An increase in the cost of Rider.

                      Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

COST OF RIDER         The monthly Cost of Rider is the monthly Cost of Rider
                      Rate times the Policy's Monthly Deduction not including the cost of this Rider.

                      The Cost of Rider Rate for this benefit is based on the Insured's Attained Age. Each monthly anniversary this Rider is in force, the monthly Cost of Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TOTAL DISABILITY      "Total Disability" means the inability of the Insured to
                      perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                      However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                      If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                      1.   The sight in both eyes;

                      2.   The use of both hands or both feet; or

                      3.   The use of one hand and one foot.

                      this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation


RECURRENT TOTAL       If, while the Policy and Rider are in force, the Insured
DISABILITY            becomes disabled again after having been totally disabled
                      before, the new disability will be considered a continuation of the previous period unless:

                      1.   It is due to an entirely different cause; or

                      2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED     We will not waive Monthly Deductions under this Rider if
                      disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war. We will also not waive Monthly Deductions if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM       Before we waive any Monthly Deductions, we must receive
AND PROOF OF          the following at our Home Office or any other office
DISABILITY            designated by us:

                      1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                      2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                           a.  One year after age 65 of the Insured;

                           b.  Surrender of the Policy; and

                           c. One year from the due date of the first unpaid Monthly Deduction.

                      Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office or any other office designated by us.

                      We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                      1.   The Insured is totally disabled at age 65; and

                      2. All Monthly Deductions for at least the five years preceding age 65 have been waived.


EXAMINATION OF THE    We have the right to have the Insured examined by our
INSURED AND PROOF OF appointed examiner. Such exam will be at our expense. We CONTINUED DISABILITY also have the right to require written proof of continuance of disability from the Insured at the following times:

                      1.   After receipt of notice of claim;

                      2. At reasonable intervals within two years after we receive proof of total disability; and

                      3. Not more than once each year after the first two years.

                      We will not waive any further Monthly Deductions if the Insured refuses to be medically examined. Nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY      We cannot contest this Rider after it has been in force
                      during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                      1. With respect to the original waiver coverage under this rider, for two years from the Issue Date of this Rider; and

                      2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in face amount under the Policy.

GENERAL PROVISIONS    If the Insured becomes totally disabled during the Grace
                      Period and becomes eligible for the Waiver of Monthly
                      Deduction Benefit, we will waive the Monthly Deductions that were due during the Grace Period. However, you will be liable for any Monthly Deductions that were due prior to the

                      Grace Period.

TERMINATION           This Rider will terminate on the first of the following
                      events to occur:

                      1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                      2.   The date the Policy lapses;

                      3.   The date the Policy is surrendered;

                      4.   The date of death of the Insured;

                      5. The date an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                      6. The date a Waiver of Specified Premium Rider is added to the Policy to which this Rider is attached; or

                      7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another issue date is shown below.


_____________
Issue Date






McCauley's signature                                         Eichner's signature






                                     GA logo

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: WAIVER OF MONTHLY DEDUCTION RIDER
EFFECTIVE DATE OF RIDER: FEBRUARY 1, 2002
POLICY NUMBER: 16,000,001

       ATTAINED                           ATTAINED
          AGE            RATE               AGE                   RATE
          35                                 71
          36                                 72
          37                                 73
          38                                 74
          39                                 75
          40                                 76
          41                                 77
          42                                 78
          43                                 79
          44                                 80
          45                                 81
          46                                 82
          47                                 83
          48                                 84
          49                                 85
          50                                 86
          51                                 87
          52                                 88
          53                                 89
          54                                 90
          55                                 91
          56                                 92
          57                                 93
          58                                 94
          59                                 95
          60                                 96
          61                                 97
          62                                 98
          63                                 99
          64
          65
          66
          67
          68
          69
          70

THESE RATES ARE FOR THIS RIDER WITH THE ABOVE EFFECTIVE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                      3E-5WSP-02

                        WAIVER OF SPECIFIED PREMIUM RIDER
                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF             We will credit to the Policy, as a premium payment, the
SPECIFIED PREMIUM     amount shown as the monthly premium waived on the Policy
BENEFIT               Specifications page if:

                      1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                      2. The Insured becomes disabled after age 5 and before age 65;

                      3. Disability has continued without interruption for at least six months; and

                      4.   This Rider is in force.

                      The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                      Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                      Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                      The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue Service. To that end, if you have selected the Guideline Premium Test for the Policy (See the Definition of Life Insurance provision of the Policy), premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE     "Age 5," "Age 60," and "Age 65" begin on the Policy
5, AGE 60 AND AGE     anniversary nearest the Insured's 5th, 60th and 65th
65                    birthdays, respectively.

INCREASE IN WAIVER    Coverage under this Rider can be increased, subject to our underwriting rules, if the Face Amount of the Policy is increased and if the Insured is not

COVERAGE totally disabled. The increase in waiver coverage is subject to:

                      1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                      2.   Our limits for Waiver of Specified Premium benefits;
                           and

                      3.   An increase in the Cost of Rider.

POLICY LAPSE          Crediting of the monthly premium waived to the Policy does not guarantee that the Policy will remain in force.

COST OF RIDER         The cost for this Rider is charged as part of the Monthly
                      Deductions. The monthly Cost of Rider is calculated as (1) multiplied by (2) where:

                      1.   Is the Cost of Rider rate for this Rider; and

                      2.   Is the monthly premium waived.

                      The Cost of Rider Rate for this benefit is based on the Insured's Attained Age. Each monthly anniversary this Rider is in force, the monthly Cost of Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TOTAL DISABILITY      "Total Disability" means the inability of the Insured to
                      perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                      However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                      If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                      1.   The sight in both eyes;

                      2.   The use of both hands or both feet; or

                      3.   The use of one hand and one foot.

                      this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL       If, while the Policy and this Rider are in force, the
DISABILITY            Insured becomes disabled again after having been totally
                      disabled before, the new disability will be considered a continuation of the previous period unless:

                      1.   It is due to an entirely different cause; or

                      2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT ASSUMED     We will not credit the monthly premium waived under this
                      Rider to the Policy if disability results from war or any act of war while the Insured is in the military, naval or air forces of any country at war. We will also not credit the monthly premium waived if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM       Before we credit any monthly premium waived to the Policy,
AND PROOF OF          we must receive the following at our Home Office or any
DISABILITY            other office designated by us:

                      1. Written notice of claim for this benefit during the lifetime of the Insured.

                           This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                      2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                           a.  One year after age 65 of the Insured;

                           b.  Surrender of the Policy; and

                           c. One year from the due date of the first unpaid Monthly Deduction.

                      Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of claim at our Home Office or any other office designated by us.

                      We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                      1.   The Insured is totally disabled at age 65; and

                      2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF THE    We have the right to have the Insured examined by our
INSURED AND PROOF     appointed examiner. Such exam will be at our expense. We
OF CONTINUED          also have the right to require written proof of
DISABILITY            continuance of disability from the Insured at the
                      following times:

                      1.   After receipt of notice of claim;

                      2. At reasonable intervals within two years after we receive proof of total disability; and

                      3. Not more than once each year after the first two years.

                      We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY      We cannot contest this Rider after it has been in force
                      during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                      1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider; and

                      2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL PROVISIONS    If the Insured becomes totally disabled during the Grace
                      Period and becomes eligible for the Waiver of Specified
                      Premium Benefit, we will credit
                      to the Policy any monthly premiums that were due during the Grace Period. However, you will be liable for any monthly premiums that were due prior to the Grace Period.

TERMINATION           This Rider will terminate on the first of the following
                      events to occur:

                      1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                      2.   The date the Policy lapses;

                      3.   The date the Policy is surrendered;

                      4.   The date of death of the Insured;

                      5. The date an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                      6. The date a Waiver of Monthly Deduction Rider is added to the Policy to which this Rider is attached; or

                      7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


_____________
Issue Date






McCauley's signature                                         Eichner's signature






                                     GA logo

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: WAIVER OF MONTHLY DEDUCTION RIDER
EFFECTIVE DATE OF RIDER: FEBRUARY 1, 2002
POLICY NUMBER: 16,000,001

       ATTAINED                           ATTAINED
          AGE            RATE               AGE                   RATE
          35                                 71
          36                                 72
          37                                 73
          38                                 74
          39                                 75
          40                                 76
          41                                 77
          42                                 78
          43                                 79
          44                                 80
          45                                 81
          46                                 82
          47                                 83
          48                                 84
          49                                 85
          50                                 86
          51                                 87
          52                                 88
          53                                 89
          54                                 90
          55                                 91
          56                                 92
          57                                 93
          58                                 94
          59                                 95
          60                                 96
          61                                 97
          62                                 98
          63                                 99
          64
          65
          66
          67
          68
          69
          70

THESE RATES ARE FOR THIS RIDER WITH THE ABOVE EFFECTIVE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                        3E-E1-02

                      ANNIVERSARY PARTIAL WITHDRAWAL RIDER


                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

Prior to the Insured's Attained Age 85, this Rider replaces the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions with the following:

         You can make a partial withdrawal of the Policy's Cash Surrender Value on any policy anniversary date prior to the Insured's Attained Age 85. The amount of the partial withdrawal may not exceed the greater of:

         1. The increase in Cash Surrender Value since the preceding policy anniversary; or

         2. The Cash Surrender Value at the beginning of that policy year multiplied by the Anniversary Partial Withdrawal Percentage Limit shown on the Policy Specifications page.

A partial withdrawal will not be processed if the amount requested is greater than the Cash Surrender Value on the date of the partial withdrawal.

The minimum amount for a partial withdrawal request must be at least the Minimum Loan and Withdrawal Amount shown on the Policy Specifications page.

This Rider will terminate on the first of the following events to occur:

         1.  When the Insured reaches Attained Age 85;

         2. If a partial withdrawal is made that exceeds the amount determined above;

         3. If a partial withdrawal is made on a date other than a policy anniversary; or

         4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

If this Rider terminates, the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions as described in the Policy will become effective.

The Issue Date and the effective date of this Rider and the Policy are the same.






McCauley's signature                                         Eichner's signature






                                     GA logo

                                                                        3E-E3-02

                   SPLIT DOLLAR PARTIAL WITHDRAWAL ENDORSEMENT


                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Endorsement is a part of the Policy and is subject to all applicable terms and provisions of the Policy; except as modified herein.

This Endorsement permits an additional type of partial withdrawal for split dollar policies. The Partial Withdrawals, General Account Partial Withdrawals, and the Separate Account Partial Withdrawals provisions of the Policy apply at all times except when a Split Dollar Partial Withdrawal occurs. The Split Dollar Partial Withdrawal provision applies only if you request a Split Dollar Partial Withdrawal and you and the assignee request a release of the assignment of the Policy.

SPLIT DOLLAR          After the first policy year, upon written request to us,
PARTIAL WITHDRAWAL    you can make a Split Dollar Partial Withdrawal of Cash
                      Surrender Value subject to the conditions listed below.

                      No Split Dollar Partial Withdrawal will be processed which will result in the Face Amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page. The minimum amount of your Split Dollar Partial Withdrawal request at any one time must be at least $500.

                      We reserve the right to change the minimum amount of the Split Dollar Partial Withdrawal. We may also assess a transaction charge for such withdrawal.

                      We reserve the right to limit the amount of the Split Dollar Partial Withdrawal to 90% of the Cash Surrender Value of your Policy.

                      At the time of your request, you must elect one of the following Withdrawal Options.

                           a)   DOLLAR FOR DOLLAR WITHDRAWAL OPTION:
                                If the Death Benefit equals the Face Amount, then a Split Dollar Partial Withdrawal will decrease the Face Amount by an amount equal to the Maximum Face Reduction as defined below. If the Death Benefit equals a percentage of the Cash Value, then a Split Dollar Partial Withdrawal will decrease the Face Amount by any amount by which the Maximum Face Reduction exceeds the difference between the Death Benefit and the Face Amount.

                                The Face Amount will be decreased in the following order:

                           1. The initial Face Amount plus any change in Face Amount provided by a Change in Death Benefit Option;

                           2. The Face Amount of any Adjustable Benefit Term Rider;

                           3. The Face Amount provided by any Supplemental Coverage Term Rider; and

                           4. Any increases in the same order in which they were issued.

                                The MAXIMUM FACE REDUCTION under this option is the amount of the Split Dollar Partial Withdrawal plus the applicable Surrender Charge.

                           b)   SPLIT DOLLAR ROLLOUT WITHDRAWAL OPTION:
                                If the Death Benefit equals the Face Amount, then a Split Dollar Partial Withdrawal will decrease the Face Amount by an amount equal to the Maximum Face Reduction as defined below. If the Death Benefit equals a percentage of the Cash Value, then a Split Dollar Partial Withdrawal will decrease the Face Amount by any amount by which the Maximum Face Reduction exceeds the difference between the Death Benefit and the Face Amount.

                                The Face Amount will be decreased in the following order:

                           1. The initial Face Amount plus any change in Face Amount provided by a Change in Death Benefit Option;

                           2. The Face Amount of any Adjustable Benefit Term Rider;

                           3. The Face Amount provided by any Supplemental Coverage Term Rider; and

                           4. Any increases in the same order in which they were issued.

                                The MAXIMUM FACE REDUCTION under this option is the lesser of:

                           1.   The amount of the Split Dollar Partial
                                Withdrawal plus the applicable Surrender Charge; and

                           2. That amount which would result in a Recapture Ceiling (as defined in subparagraph (C) or subparagraph (D) of section 7702(f)(7), whichever applies, of the Internal Revenue Code of 1986 or any applicable successor provision) of zero.

                      Any Surrender Charge assessed will be allocated among the General Account and the Divisions of a Separate Account in the same proportion that the Split Dollar Partial Withdrawal was allocated among the General Account and the Divisions of a Separate Account.

The Issue Date and the effective date of this Endorsement and the Policy are the same.

McCauley's signature                                         Eichner's signature






                                     GA logo

                                                                      3E-58P0-02

                 GUARANTEED SURVIVOR PLUS PURCHASE OPTION RIDER


                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE EFFECTIVE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.


OPTION TO PURCHASE    The Owner may purchase an Option Policy on the Designated
INSURANCE             Life during an Option Period that begins during the
                      lifetime of the Insured. The Beneficiary of the Policy may purchase an Option Policy on the Designated Life during the Option Period that begins on the date of death of the Insured. The Owner or Beneficiary may transfer to any person or entity its right to buy the Option Policy on the Designated Life. However, we must receive written notice, in a form satisfactory to us, at our Home Office or any office designated by us before such transfer will take effect.

                      No evidence of insurability will be required for this Option Policy. The Face Amount of this Option Policy will not be more than the Current Option Amount.

                      This Option Policy will be subject to the following:

                      1. Our receipt of the initial payment during the Option Period;

                      2. Our receipt of the written application for the Option Policy in our Home Office or any office designated by us during the Option Period. The Designated Life must consent to the insurance by signing the application for the Option Policy;

                      3. This Rider must be in force at the beginning of the Option Period;

                      4. The Designated Life must be living at the end of the Option Period;

                      5. The person who exercises the option will be the owner of the Option Policy; and

                      6. The coverage of the Option Policy will start on the day after the end of the Option Period.

DESIGNATED LIFE       The Designated Life is named in the application for this
                      Rider. The Designated Life may not be changed.

OPTION PERIODS        The Option Periods for this Rider are elected at the time
                      of application. An Option Period that starts on the date of death of the Insured will always be provided. Unless the Owner elects otherwise, Option Periods will also start on the tenth anniversary of the Rider and on the Rider anniversary nearest the Designated Life's 65th birthday.

                      The Option Period ends on the earlier of the following dates:

                      1. 270 days after the Option Period begins if the Option Period begins on the date of the death of the Insured; otherwise 30 days after the Option Period begins.

                      2. The date when the current option or any portion of it is exercised. We must be notified of this date.

TOTAL OPTION AMOUNT   The Total Option Amount is the amount shown on the Policy
                      Specifications page or, if this Rider is added after issue, the Policy Specifications page for the Policy
                      Change.

CURRENT OPTION        The Current Option Amount is the Total Option Amount
AMOUNT                divided by the number of Option Periods elected in the
                      application for this Rider. However, in the case of an Option Period that begins on the date of death of the Insured, the Current Option Amount is the Total Option
                      Amount reduced by the Face Amount of any option policies previously purchased.

MONTHLY EXPENSE       The Monthly Expense Charge for this Rider is deducted from
CHARGE                the Policy's Cash Value on the monthly anniversary. The
                      Monthly Expense Charge is the Total Option Amount for this
                      Rider, divided by 1,000 and multiplied by the Monthly
                      Expense Charge Rate shown on the Policy Specifications page or, if this Rider is added after issue, the Policy
                      Specifications page for the Policy Change.

TEMPORARY INSURANCE   We will pay the Current Option Amount to the Beneficiary
                      upon the death of the Designated Life during the Option
                      Period with the following exception. If both the Insured and the Designated Life die and it is not possible to determine the sequence of deaths, then we will provide such temporary Insurance for one-half of the Current
                      Option Amount available at the date of death of the Insured. If payable, the benefit will become part of the proceeds of the Policy.

FEATURES OF OPTION    At the request of the person authorized to purchase the
POLICY                Option Policy, the Option Policy may be any permanent
                      individual life plan approved by us, or by an affiliate of ours, on the policy date of the Option Policy, or a level premium, level Death Benefit whole life plan offered by us, or by an affiliate of ours, on the issue date of this

                      Rider. The Option Policy will be subject to our rules in effect on the issue date of the Option Policy as to the minimum amount and age at issue. The issue date and the policy date of the Option Policy will be the same.

                      1. If the Option Policy is a permanent individual life plan, it will be subject to the rules in effect at the time the option is exercised. The premiums or charges for the policy will be based on the following:

                           a. The insurance age and sex of the Designated Life on the policy date of the Option Policy;

                           b. The risk class of the Designated Life as of the Issue Date of this Rider as shown on the Policy Specifications page or if this Rider is added after issue, the Policy Specifications page for the Policy Change; and

                           c. The rates in use as of the issue date of the Option Policy.

                      2. If the Option Policy is a level premium, level Death Benefit whole life plan the following conditions apply:

                           a. The premium rate for the policy will be based on the following:

                                1. The issue age of the Designated Life on the Issue Date of this Rider;

                                2. The risk class of the Designated Life as of the Issue Date of this Rider; and

                                3. The rates in use by us on the issue date of the Option Policy.

                           b. The Initial Payment for the Option Policy will be:

                                1. The interpolated Cash Value of the Option Policy as of the end of this Option Period; plus

                                2. A pro rata premium for the Option Policy, if any, for the period from the end of the Option Period to the next anniversary of the Option Policy.

                                All references to Cash Value refer to the guaranteed Cash Value of the Option Policy.

                           c. The first regular premium payable under the Option Policy, if any, is due on the first policy anniversary following the end of the Option Period.

                           d. No dividends will have been earned by the Option Policy prior to the date of coverage of the Option Policy.

                      3.   The Face Amount of the Option Policy:

                           a. Will not be less than the minimum required amount for the plan requested; and

                           b.   Will not exceed the Current Option Amount.

                      4. Riders for extra benefits may be added to the Option Policy with our consent. We may require satisfactory proof that the Designated Life is insurable for the riders at the time this option is exercised.

REINSTATEMENT         This Rider may be reinstated within three years after the
                      date of Policy lapse if:

                      1.   The Policy is also being reinstated;

                      2. You submit proof satisfactory to us that the Designated Life is insurable by our standards;

                      3. The Designated Life is alive on the date we approve the request for reinstatement. If the Designated Life is not alive, such approval is void and of no effect; and

                      4. Payment of a premium large enough to keep this Rider in force for at least three months

                      Upon Reinstatement, we will deduct any Monthly Expense Charge due and unpaid for this rider at the time of lapse.

INCONTESTABILITY      This Rider will be incontestable after it has been in
                      force during the lifetime of the Designated Life for a period of two years from its Issue Date.

SUICIDE EXCLUSION     If the Designated Life dies by suicide, while sane or
                      insane, during the Option Period and within two years from the Issue Date of this Rider, the amount payable under this Rider will be limited to the amount paid for this Rider

MISSTATEMENT OF AGE   If the Face Amount of the Policy to which this Rider is
AND/OR SEX OF THE     attached is decreased due to the misstatement of age
INSURED               and/or sex of the Insured, then the Option Amount stated
                      on the Policy Specifications page or if this Rider is added after issue, the Policy Specifications page for the Policy Change will also be decreased. The decreased Option
                      Amount will bear the same ratio to the adjusted Face
                      Amount of the Policy as the original Option Amount bore to the original Face Amount.

MISSTATEMENT OF AGE   If the age and/or sex of the Designated Life and/or the
AND/OR SEX OF THE     Insured has been misstated on the application, we will
DESIGNATED LIFE       adjust the Total Option Amount to be the Total Option
AND/OR THE            Amount that would have been provided had this information
                      been correctly stated.

INSURED TERMINATION   The right to buy insurance will not extend beyond an
                      Option Period. This Rider will terminate on the first of the following events to occur:

                      1. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy and this Rider for endorsement;

                      2. The date the Policy terminates for reasons other than the death of the Insured;

                      3.   The date of death of the Designated Life; or

                      4. The date the Option Period that begins on the date of death of the Insured ends.

                      When this Rider terminates:

                      1.   All rights under this Rider will cease;

                      2. No further monthly expense charges will be due for this Rider; and

                      3. The Policy will be considered as separate and complete without this Rider.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


_____________
Issue Date






McCauley's signature                                         Eichner's signature






                                     GA logo

                                                                       3E-5SG-02

                            SECONDARY GUARANTEE RIDER
                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

If this Rider is listed on the Policy Specifications page, it is part of the Policy. This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. A copy of the application for this Rider is attached to and made part of the Rider.

SECONDARY GUARANTEE   If, on a Monthly Anniversary day prior to the Secondary
BENEFIT               Guarantee Date, shown on the Policy Specifications page:

                      1.   The sum of all premiums paid on this Policy; less

                      2.   Any partial withdrawals; less

                      3.   Any outstanding loan and loan interest; less

                      4.   Any pro rata surrender.

                      is greater than or equal to the sum of the Secondary Guarantee Premium for each Monthly Anniversary since the Policy Date, this Policy will not lapse even if Your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a Monthly Anniversary day.

DEATH BENEFIT         The Death Benefit is the greater of:

                      1. The Face Amount of the Policy including any increases; or

                      2. The Death Benefit otherwise provided by the Policy including any increases.

                      Notwithstanding anything in this Policy, the Death Benefit will in no case be less than the amount necessary to cause the Policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor.

COST OF RIDER         The monthly Cost of Rider is the monthly Cost of Rider
                      Rate shown on the Policy Specifications page, divided by 1000, multiplied by 1 below plus the difference between 2 and 3 below:

                      1. The Face Amount of any term rider not included in the Policy's Death Benefit; plus

                      2.   An amount as follows:

                      DEATH BENEFIT OPTION A: The greater of:

                           a. The Face Amount divided by the Monthly Discount Factor shown on the Policy Specifications page; or

                           b. The Policy's Cash Value at the beginning of the Policy month, multiplied by the Attained Age Factor as shown on the Table of Corridor Factors

                      DEATH BENEFIT OPTION B: The greater of:

                           a. The Face Amount divided by the Monthly Discount Factor shown on the Policy Specifications page plus the Policy's Cash Value at the beginning of the Policy month; or

                           b. The Policy's Cash Value at the beginning of the Policy month, multiplied by the Attained Age Factor as shown on the Table of Corridor Factors

                      3. The Policy's Cash Value at the beginning of the Policy month, before the deduction of the monthly Cost of this Rider.

POLICY CHANGES        The Secondary Guarantee Premium may change if any of the
                      following events occur prior to the Secondary Guarantee
                      Date shown on the Policy Specifications page:

                      1.   A change in the Policy's Face Amount;

                      2. The addition of or an increase to a rider attached to this Policy;

                      3.   A change in risk classification of the Insured; or

                      4.   A change in death benefit option.

                      The Secondary Guarantee Date will not change.


GUARANTEE GRACE       If on a Monthly Anniversary day prior to the Secondary
PERIOD                Guarantee Date, the sum of all premiums paid on this
                      Policy, reduced by any partial withdrawals, pro rata surrenders and any outstanding Loan and loan interest, is less than the sum of the Secondary Guarantee Premiums for each monthly anniversary since the Policy Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this Rider in force. The Secondary Guarantee Date and the Secondary
                      Guarantee Premium are shown on the Policy Specifications page.

                      Notice of the amount of premium required to be paid to keep this Rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If We do not receive the premium required by the end of the Guarantee Grace Period, this Rider will terminate and the guarantee provided by this Rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the Rider premium required from the Death Benefit.

MISSTATEMENT OF AGE   If there is a misstatement of age or sex in the
OR SEX                application and such determination is made prior to the
                      death of the Insured and while this Rider is in effect, then the Secondary Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the Policy, using the correct age and/or sex. The
                      Secondary Guarantee Date will change based on the correct age.

SECONDARY GUARANTEE   The date the Secondary Guarantee Rider expires.  This date
DATE                  is shown on the Policy Specifications page.

SECONDARY GUARANTEE   The premium required to keep the Secondary Guarantee Rider
PREMIUM               in force. This premium is shown on the Policy
                      Specifications page.

PREMIUM LIMITATIONS   We will restrict any premium payment that would cause the
                      Policy to fail the definition of life insurance as defined by Section 7702 of the Internal

                      Revenue Code of 1986 or any applicable successor. This limitation will not cause this Rider to terminate. We will not restrict payment of any premium, which is required to maintain this Rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received.

REINSTATEMENT         If this Rider terminates it may not be reinstated.

TERMINATION           This Rider will terminate on the first of the following
                      events to occur:

                      1.   The death of the Insured;

                      2. The date of termination of the Policy to which this Rider is attached;

                      3. The end of the Guarantee Grace Period following Our notice to You that the premium requirement was not met;

                      4. The Secondary Guarantee Date shown on the Policy Specifications page;

                      5. The date a Change of Insured, on the Policy to which this Rider is attached, is executed.

                      6. The date a term rider on the life of someone other than the Insured is added if the Death Benefit Option chosen for the Policy is the Guideline Premium Test. or

                      7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

CONTINUATION OF       Once this Rider has terminated, the base Policy may
INSURANCE             continue in accordance with the provisions of the base
                      Policy but without the benefit provided by this Rider.

The Issue Date and the effective date of this Rider and the Policy are the same.






McCauley's signature                                         Eichner's signature






                                     GA logo

                                                                      3E-5ABT-02

                          ADJUSTABLE BENEFIT TERM RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

Face Amount           The Face Amount of this Rider is shown on the Policy
                      Specifications page.

LIFE INSURANCE        This Rider provides non-convertible term life insurance on
BENEFIT               the Insured shown on the Policy Specifications page. We
                      will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                      The Death Benefit provision in the Policy is modified so that where it states "Face Amount" it means the Policy's Face Amount plus this Rider's Face Amount.

ADJUSTABLE BENEFIT    While this Rider is in force an adjustment in the Face
TERM DATES            Amount of this Rider may be requested. Except with our
                      consent, such request may be made once each Policy year.
                      The adjustment will be effective on the Monthly
                      Anniversary on or after our receipt of the request.

ADJUSTABLE BENEFIT    The Face Amount of this Rider may be increased subject to
TERM AMOUNT           the following conditions:

                      1. Written request, subject to our approval, to increase the Face Amount of this Rider;

                      2. Proof that the Insured is insurable based on our underwriting rules for this Rider;

                      3. An increase of at least $1,000, except with our consent.

                      The Face Amount of this Rider may be decreased, subject to our approval, upon our receipt of a written request.

MONTHLY COST OF       The Monthly Cost of Insurance for this Rider for the
INSURANCE             following month is deducted as part of the Monthly
                      Deduction. The Monthly Cost of Insurance is equal to the Net Amount at Risk for the Face Amount of this Rider times the Monthly Cost of Insurance Rate for this Rider.

                      The Net Amount at Risk for the Face Amount of this Rider is equal to:

                      1. The Face Amount of this Rider divided by the Monthly Discount Factor shown on the Policy Specifications page; less

                      2. Any Cash Value (before the deduction of the Monthly Cost of Insurance for the base Policy) attributable to the Face Amount of this Rider.

                      The Cash Value will be attributable to coverages in the following order:

                      1. To the coverage provided by the initial Face Amount plus any increase in Face Amount due to a Death Benefit Option change; then

                      2.   To the Face Amount of this Rider; and then

                      3. To any increase in Face Amount in the order they were effective.

                      This Rider will be considered an increase to the Policy's Face Amount when determining the Monthly Cost of Insurance for the Policy.

MONTHLY COST OF       The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES       based on the Insured's Attained Age, risk classification
                      and sex. Monthly Cost of Insurance Rates will be determined by us based on expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the Adjustable Benefit Term Rider.

                      Each monthly anniversary this Rider is in force, the Monthly Cost of Insurance for this Rider (as determined above) will be added to the Monthly Deduction as defined in the Cash Values section of the Policy. This increased Monthly Deduction will be used to determine the Cash Value of the Policy on such monthly anniversary.

TERMINATION           This Rider will terminate on the first of the following
                      events to occur:

                      1.   The lapse of the Policy; or

                      2.   The surrender of the Policy; or

                      3.   The Insured's date of death; or

                      4.   Attained Age 100 of the Insured.


The Issue Date and effective date of this Rider and the Policy are the same.






McCauley's signature                                         Eichner's signature






                                    GA logo

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000


INSURED: JOHN DOE
COVERAGE: ADJUSTABLE BENEFIT TERM RIDER
ISSUE DATE: JANUARY 1, 2002
POLICY NUMBER: 16,000,001

          ATTAINED                       ATTAINED
             AGE         RATE              AGE                   RATE
             35                             71
             36                             72
             37                             73
             38                             74
             39                             75
             40                             76
             41                             77
             42                             78
             43                             79
             44                             80
             45                             81
             46                             82
             47                             83
             48                             84
             49                             85
             50                             86
             51                             87
             52                             88
             53                             89
             54                             90
             55                             91
             56                             92
             57                             93
             58                             94
             59                             95
             60                             96
             61                             97
             62                             98
             63                             99
             64
             65
             66
             67
             68
             69
             70

THESE RATES ARE FOR THIS RIDER AT ISSUE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                                                                       E-3GPO-00


               Rider: Option to Purchase Long-Term Care Insurance

THE COMPANY agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Schedule, without proof of insurability.


PURCHASE OF LONG-TERM CARE INSURANCE
A long-term care policy can be applied for within 60 days of a Purchase Option Date. Application for the long-term care policy must be in writing signed by the Owner and by the Insured and received by the company within 60 days of a Purchase Option Date.

PURCHASE OPTION DATES
The Purchase Option Dates are shown in the Rider Schedule.

THE LONG-TERM CARE POLICY
The long-term care policy will be issued:

-     With the same Insured as this Rider;

- With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

- On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

- On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

-     Subject to any assignments and limitations to which this Rider is subject;

- At the insurance age of the Insured on the date of purchase of the long-term care policy;

- With a Daily Benefit Amount, available at the time you exercise this Option, up to the Amount shown in the Rider Schedule and with a Lifetime Benefit Amount up to the Amount shown in the Rider Schedule;

- With a minimum daily benefit amount based on the company's published minimum on the date of purchase; or the Maximum Daily Benefit Amount shown in the Rider Schedule for the Purchase Option Date, if less, except as otherwise required by law; and

-     Subject to the New Policy Features as shown in the Rider Schedule .

The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.

The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

The contestable period of the long-term care policy issued under this Rider will be measured from the Date of Issue of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

COST OF RIDER

The monthly cost of insurance charge for this Rider is guaranteed and shown in the Rider Schedule.

DATE OF ISSUE

The Date of Issue of this Rider is the shown in the Rider Schedule.

NOT CONTESTABLE AFTER TWO YEARS

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

CONTRACT

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed on the specifications page. This Rider has no cash value.

TERMINATION

This Rider will terminate upon the earliest of: (a) death of the Insured; (b) surrender of the policy to which this Rider is attached; (c) 60 days after the final Purchase Option Date; (d) the effective date of the long-term care policy; and (e) the Company's recording of a written request signed by the Owner to end the Rider.


GENERAL AMERICAN LIFE INSURANCE COMPANY

700 Market Street, St. Louis, MO 63101

     ABCD                  ABCD
  President             Secretary

                                 Rider Schedule


INSURED NAME:              John Doe             POLICY NUMBER:              Specimen

DATE OF ISSUE:             March 1, 2001        RIDER CLASS:                Standard

AGE:                       35                   GUARANTEED MONTHLY COST OF  $4.17
                                                INSURANCE CHARGE

INITIAL DAILY BENEFIT      $110.00
AMOUNT

NEW POLICY FEATURES:

WAITING PERIOD:      100 Days or if less, the minimum number of days required by law.




               PURCHASE           MAXIMUM DAILY       MAXIMUM LIFETIME
              OPTION DATE         BENEFIT AMOUNT       BENEFIT AMOUNT
              -----------         --------------       --------------

               3/1/2006               120.00             $131,400
               3/1/2011               140.00              153,300
               3/1/2016               170.00              186,150
               3/1/2021               190.00              208,050
               3/1/2026               220.00              240,900